UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2026

SOURCE CAPITAL

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

811-01731	95-2559370
(Commission File Number)	(I.R.S. Employer Identification No.)

235 West Galena Street

Milwaukee, Wisconsin 53212-3948

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (626) 385-5777

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

The Board of Trustees (the “Board”) of Source Capital (NYSE: SOR) (the “Fund”), announced that for the Fund’s Discount Management Program (the “Program”) measurement period from January 1, 2025 through December 31, 2025, the Fund traded at an average discount to net asset value (NAV) of less than 10%. In fact, the Fund traded at a premium during the fourth quarter, peaking at a premium to NAV of 1.20% on November 28, 2025. As a result of the average discount to NAV remaining under 10%, the tender offer for calendar year 2025 under the Fund’s Program will not occur.

In addition to the contingent tender offer in place for calendar year 2026 (as described in the January 16, 2025 press release), the Board approved a contingent tender offer for calendar year 2027. Under the terms of the updated Program, the Board approved extending the Program through the year ending December 31, 2027. Under the Program’s extension, the Fund will conduct a tender offer for 10% of the Fund’s outstanding shares of common stock at a price equal to 98% of NAV per share if its shares trade at an average discount to NAV of more than 10% during the measurement period from January 1, 2027 through December 31, 2027. Should a tender offer be required it shall close no later than June 30, 2028. In the future, the Board may determine to extend the Program beyond 2027.

These matters are more fully described in the press release published on January 16, 2026, which is attached to this Current Report on Form 8-K as Exhibit 99.1

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press release dated January 16, 2026

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Source Capital
(Registrant)

/s/ Diane Drake
Name:	Diane Drake
Title:	Secretary

Dated: January 30, 2026

Exhibit No.	Description

99.1	Press release dated January 16, 2026